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                                                                 Exhibit 10.2(m)


                              EMPLOYMENT AGREEMENT
                              --------------------

AGREEMENT made as of the 15th day of January, 2001 (the "Effective Date"), by and between, Modem Media, Inc., a Delaware corporation, with its principal offices located at 230 East Avenue, Norwalk, CT 06855 ("Modem Media" or the "Company") and Marc C. Particelli, an individual, residing at 15 Grove Lane, Greenwich, CT 06831 (the "Executive").


                              W I T N E S S E T H:
                               -------------------


     WHEREAS, the Company desires that the Executive shall be employed by the Company, and the Executive is desirous of such employment, upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. Defining Terms. As used in this Agreement, the following terms shall have the
   --------------
following meanings:

     (a) "Company" or "Modem Media" shall mean and include Modem Media, Inc. and its successors and assigns, if any.

     (b) "Change of Control" shall mean the occurrence of any one of the following events: (i) the consummation of a merger or consolidation of Modem Media with any other corporation, other than a merger or consolidation which would result in the voting securities of Modem Media outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of Modem Media or such surviving entity outstanding immediately after such merger or consolidation, or (ii) the consummation of the sale or disposition by Modem Media of all or substantially all of Modem Media's assets or the dissolution or liquidation of Modem Media, or
          (iii) any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of Modem Media representing fifty percent (50%) or more of the total voting power represented by Modem Media's then outstanding voting securities (excluding any beneficial owner, as of the Effective Date, of at least 50% of the total voting power represented by Modem Media's outstanding voting securities), or (iv) any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner (as defined in Rule 13d-3 under said Act), directly or indirectly, of more than fifty percent (50%) of the securities of Modem Media now owned by True North Communications, Inc. and its affiliates, and after such person becomes such a beneficial owner, a majority of the Board of Directors of the Company consist of designees or nominees of such person (a "True North Event"); provided, however, if any director of the Company subsequent to the Effective Date, whose election or nomination for election by the Company's stockholders was approved by a vote of least a majority of the directors in office prior to when such person becomes such a beneficial owner, such director shall not be deemed a designee or nominee of such person; or (v) individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board of Directors of the Company (the "Board"); provided that any individual who becomes a director of the Company subsequent to the Effective Date, whose election or nomination for election by the Company stockholders, was approved by a vote of at least a majority of the directors then in office shall be deemed a member of the Incumbent Board.

     (c) (i) "Cause" shall mean (A) gross misconduct or willful misconduct in the performance of the Executive's duties for Modem Media; (B) commission of any act of embezzlement or theft with respect to the Company; (C) conviction of a felony; (D) the Executive's willful refusal to comply with any good faith directive of the Board consistent with this Agreement under circumstances that would result in a material loss or damage to the business of the Company. No act or failure to act by the Executive shall be considered "willful" if done or omitted by him in good faith with reasonable belief that his action or omission was in the best interests of the Company; or (E) the Executive materially breaches this Agreement or the Non-Disclosure, Non-Compete Agreement (as defined in Section 11) other than a result of disability (as such term is defined in the Company's 1999 Stock Incentive Plan). (ii) Cause shall not exist unless and until (A) there shall have been delivered to the Executive a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board held for the purpose (after five (5) days' prior written notice to the Executive of such meeting and the purpose thereof and an opportunity for the Executive, together with his counsel, to be heard before the Board at such meeting), of a finding that, in the good faith opinion of the Board, the Executive was guilty of any of the conduct set forth above in subparagraph 1(c)(i) and specifying the particulars thereof in detail; and (B) in the case of gross misconduct, willful misconduct, willful refusal to comply, or breach of an agreement, if such gross misconduct, willful misconduct, willful non-compliance or breach of an agreement is susceptible of cure or remedy, a period of 30-days from and after the giving of the notice in subparagraph 1(c)(ii)(A) shall have elapsed without the Executive having effectively cured or remedied such misconduct or breach during such 30-day period, unless such misconduct or breach cannot be cured or remedied within the 30-day period, in which case the period for remedy or cure shall be extended for a reasonable time (not to exceed an additional 30-day period); provided the Executive has made and continues to make a diligent effort to effect such remedy or cure.

     (d) (i) "Good Reason" shall mean (A) any reduction in Executive's Base Salary or annual incentive target, (B) any material reduction in the Executive's compensation and/or employee benefits; (C) any adverse change in the Executive's title or reporting obligations (or in the reporting obligations of senior executives reporting to the Executive, which the Executive has not approved), or a material reduction in the Executive's job responsibilities or position, (D) the relocation of the senior executive staff's work location by more than fifty (50) miles; or (E) the failure of the Executive to continue as Chief Executive Officer of the Company or any successor to the Company, following a Change of Control, where the Company, or its successor, is no longer a publicly traded entity following the consummation of the Change of Control; or (F) within the one hundred and eighty (180) day period following a True North Event, the Executive and the Board cannot reconcile a conflict or disagreement regarding the management of the Company. (ii) With respect to those matters addressed in sub-clause (d)(i)(A),(B),(C), (D) or (F), Good Reason shall not exist unless and until (A) the Executive shall first have delivered to the Company a written notice stating that in the good faith opinion of the Executive the Company was guilty of any of the conduct set forth above in subparagraph 1(d)(i) within the prior ninety (90) day period and specifying the particulars thereof in detail; (B) the Executive did not consent to or approve of any such conduct; (C) the Executive provides the Company with an opportunity to answer such grounds; and
          (D) if such acts are susceptible of cure or remedy, a period of 30-days from and after the giving of the notice in subparagraph 1(d)(ii)(A) shall have elapsed without the Company having effectively cured or remedied such breach.

     2. Terms of Employment. The Company hereby employs the Executive, and the
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Executive hereby accepts such employment, upon the terms and conditions set forth in this Agreement. Unless earlier terminated pursuant to Paragraph 8 below, the initial term of employment (the "Initial Term of Employment") covered by this Agreement shall commence on the effective date of this Agreement herein and continue through December 31, 2003. In the event the Company decides not to continue the Executive's employment after the Initial Term of Employment, the Executive shall be entitled to the greater of (i) policy severance or

(ii) one year of Base Salary (as defined below) and payment of any accrued and unpaid Merit Bonus (as defined below) then due and owning. In the event the Executive remains employed by the Company after the Initial Term of Employment, the terms and conditions of such continued employment shall be those set forth in this Agreement, except that, (i) after the Initial Term of Employment, either party may terminate the employment relationship upon thirty days' written notice, and (ii) upon such termination after the Initial Term of Employment by the Company without Cause or by the Executive for Good Reason, the Executive shall be entitled to the greater of (i) policy severance or (ii) one year of Base Salary (as defined below) and payment of any accrued and unpaid Merit Bonus (as defined below) then due and owing and a pro-rata portion of the Merit Bonus due for the fiscal year in which such termination occurs (calculated based upon the Company's performance levels as of the date of the Executive's termination, projected through the end of the year in which the Executive's termination occurs); provided he signs a Release (as defined below).

     3. Duties. The Company shall hire the Executive and the Executive shall
        ------
serve as the Chief Executive Officer of the Company. For so long as the Executive serves as the Chief Executive Officer, the Company agrees to appoint and maintain Executive as a member of the Board and as a member of the Executive Committee of the Board, if one is established, subject to shareholder approval at the Company's annual meeting, which the Company shall use its reasonable best efforts to obtain.

     4. Extent of Service. During the term of his employment, the Executive
        -----------------
agrees that he shall devote his full time, ability and attention to the business of Modem Media on a regular, "best efforts," and professional basis and at all times such efforts shall be under the direction of Modem Media's Board. The Executive shall not, without the prior written approval of the Board, become an officer, employee or consultant of, or otherwise become associated with or engaged in, any business other than that of the Company, and he will do nothing that is inconsistent with his duties to the Company, or that has an adverse impact on his ability to perform his duties to the Company. Notwithstanding the foregoing, with the prior written approval of the Board of Directors, the Executive shall be entitled to serve as director on the governing boards of other for-profit or not-for-profit entities and to retain any compensation and benefits resulting from such service, so long as such service does not interfere with and is not inconsistent with, his duties under this Agreement; provided that the Executive's current positions with the entities listed on Schedule A hereto are hereby approved by the Board.

     5. Compensation.
        -------------

          (a) Base Salary

          The Executive's base salary (the "Base Salary") shall be established at no less than $500,000 per year (minus applicable withholding and other deductions required by law), and shall be payable in substantially equal installments in accordance with the Company's payroll practices then in effect.

          (b) Merit Bonus

          In addition to the foregoing, the Executive shall be eligible to receive a merit bonus, to be calculated using the Company's standards for determining merit bonuses as applied to similarly-situated executives of the Company. The Executive's target merit bonus shall be at least 50% of a base salary equivalent to $500,000 annually, which merit bonus shall be determined by the Company based on factors which shall include, without limitation, the Executive's performance and the Company's overall financial performance, based on objectives and targets applied to similarly-situated executives of the Company. For the bonus year 2001, the Executive will be paid a guaranteed minimum bonus in the amount of $150,000.00 (the "2001 Guaranteed Bonus").

          (c) Equity-based Compensation

          Options. Subject to the approval of the Company's Compensation
          -------
     Committee, the Executive shall be entitled to options to acquire 850,000 shares of the Common Stock of the Company (the "Option") (granted pursuant to the terms of a shareholder approved plan) at an exercise price equal to the fair market value of Modem Media Common Stock on the date of the grant, which shall be the Effective Date of this

     Agreement. The Option will vest over a three (3) year period, with the first 15% of the Option vested on the Effective Date. The remainder of the Option will vest 28.3% on December 31 of 2001, 2002 and 2003 (respectively), such that the Option shall be fully vested as of December 31, 2003. Issuance of the Option shall be in accordance with all applicable securities laws and the other terms and conditions of the Company's Stock Option Plan and Stock Option Agreement; provided that if the Executive is terminated without Cause or resigns for Good Reason, the Executive will have one year from said termination to exercise the vested portion of the Option (after taking into account any accelerated vesting under this Agreement). Except as otherwise described in this Agreement, no additional vesting of options shall occur after the Executive's death, disability or cessation of employment with the Company for any reason or no reason; provided that (A) if, within 18 months following a Change of Control, the Executive's employment is terminated without Cause, or by the Executive for Good Reason, all of the remaining unvested portion of the Option shall vest; or (B) if, within the first 18 months of this Agreement, the Executive's employment is terminated without Cause, or by the Executive for Good Reason, and there has not been a Change of Control in the preceding 18-month period, 50% of the remaining unvested portion of the Option shall vest; or (C) if, after the first 18 months of this Agreement, the Executive's employment is terminated without Cause, or by the Executive for Good Reason, and there has not been a Change of Control in the preceding 18-month period, all of the remaining unvested portion of the Option shall vest, or (D) if the Executive's employment is terminated for death or disability, the Options shall vest and be exercisable in accordance with the terms of the Company's 1999 Stock Incentive Plan. The option agreement to be executed by the Company and the Executive shall reflect the terms of this Agreement.

     6. Other Benefits. The Executive shall be eligible for four (4) weeks of
        --------------
paid vacation in each calendar year, commencing with the calendar year 2001. The Executive shall be entitled to participate in any retirement, disability, profit sharing, medical or life insurance or other similar policy, plan or program provided by the Company, in accordance with the terms of such policy, plan and/or program as may be amended from time to time.

     7. Expenses. The Company will pay or reimburse the Executive for reasonable
        --------
travel or other expenses incurred by Executive in connection with the performance of the Executive's duties hereunder in accordance with the Company's established policies, provided that the Executive maintains and provides to the Company written receipts as required by Company policy to substantiate such expenses.

     8. Termination.
        -----------

          (a) For Cause. In the event Executive's employment is terminated for
              ---------
Cause, Executive shall be entitled to any accrued and unpaid Base Salary and Merit Bonus through the termination date and the 2001 Guaranteed Bonus (if then unpaid) on a pro rata basis, and Executive shall be entitled to no other compensation from the Company.

          (b) Without Cause by the Company or for Good Reason by the Executive.
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The Company may terminate Executive's employment without Cause or reason by giving Executive written notice. Such notice shall set forth the date of termination, which date shall be at least thirty (30) days following the date of notice (the "Notice Period"). During any Notice Period, Executive shall make reasonable efforts to cooperate with the Company in achieving a transition of Executive's duties and responsibilities. Upon termination of Executive's employment by the Company without Cause or by the Executive for Good Reason, Executive shall be entitled to receive (in addition to any accrued and unpaid Base Salary and Merit Bonus due to the Executive) a lump sum payment equal to discounted present value of the sum of (i) the lesser of (A) the product of three (3) times his Base Salary and Merit Bonus (calculated as provided for below in determining "Contract Severance") or (B) the Base Salary that would have been payable to the Executive for the balance of the Initial Term of Employment and the Merit Bonus (provided that in determining Base Salary and Merit Bonus payable to the Executive (x) "Base Salary" shall equal his then current Base Salary and (y) "Merit Bonus" shall equal the Merit Bonus that would have been earned in the year of termination, calculated based upon the Company's performance levels as of the date of the Executive's termination, projected through the end of the year in which the Executive's termination occurs), (ii) the Company's cost of medical/dental coverage for himself and his eligible dependants under the Company's plans then in effect for a one (1) year period following the Executive's termination; provided the Executive timely pays the

Executive portion of the monthly premiums and (iii) the 2001 Guaranteed Bonus, if then unpaid; provided in no event during the third year of the Executive's employment shall payments to the Executive pursuant to subclause (i) be less than a lump-sum payment equal to twelve (12) months Base Salary and Merit Bonus, in each case calculated pursuant to the preceding clause (the aggregate amounts owed to the Executive pursuant to subclause (i), plus the value of the medical coverage and the 2001 Guaranteed Bonus, if then unpaid, shall be referred to as "Contract Severance"). If the Executive accepts any full time or part time employment, consulting relationship or self-employment during the balance of the Initial Term of Employment, the Company may reduce from amounts owed under this Agreement all W-2 compensation (whether in cash or in kind, including any bonus, stock or other form of compensation) amounts earned by the Executive from such employment and the Executive shall be obligated to promptly inform the Company of any such compensation received by him from alternative employment for the balance of the Initial Term of Employment. As a condition of the Executive's receipt of the Contract Severance, the Executive shall be required to execute a release (the "Release") of all claims arising out of the Executive's employment, the termination thereof, or otherwise arising on or prior to the date on which the Executive executes said release, including, but not limited to, any claim of discrimination under state or federal law (other than claims relating to any vested and accrued benefits Executive may have under any option or benefit plan or arrangement).

     9. [Intentionally Omitted]

     10. Representation and Warranties of the Executive as to Conflicts. The
         --------------------------------------------------------------
Executive hereby represents and warrants to the Company that his employment by the Company does not and will not violate any provision of law or fiduciary duty by which he is bound and will not conflict with or result in a breach of any agreement or instrument to which he is a party or by which he is bound. The Executive shall not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others. The Executive represents and warrants that he has returned all property and confidential information belonging to all prior employers. The Executive agrees that he will indemnify and hold harmless the Company, its directors, officers and employees against any claims, damages, liabilities and expenses (including attorneys' fees) which may be incurred, including amounts paid in settlement, by any of them in connection with any claim based upon or related to a breach of the Executive's representation and warranty set forth in this Paragraph. In the event of any claim based upon or related to a breach of the Executive's representation and warranty set forth in this Paragraph, the Company will give prompt notice thereof, in writing, to the Executive, and provide the Executive with an opportunity to cure, to the extent practicable and consistent with the protection of the Company's business interests.

     11. Confidentiality, Nondisclosure, Nonsolicitation, Noncompetition and
         -------------------------------------------------------------------
Invention Assignments. The Executive is simultaneously executing the Company's
---------------------
Employment, Confidential Information, Nondisclosure, Nonsolicitation, Noncompetition and Invention Assignment Agreement (annexed hereto as Exhibit A) (the "Non-Disclosure, Non-Compete Agreement"). The Executive's obligations under the Non-Disclosure, Non-Compete Agreement shall survive the termination of this Agreement for any reason.

     12. Severability. The provisions of this Agreement shall be severable and
         ------------
if any part of any provision shall be held invalid or unenforceable or any separate covenant contained in any provision is held to be unduly restrictive and void by a final decision of any court or other tribunal of competent jurisdiction, such part, covenant or provision shall be construed to give it maximum lawful validity and the remaining provisions of this Agreement shall nonetheless remain in full force and effect.

     13. Entire Agreement. Except with respect to the Option Agreement
         ----------------
referenced herein, an Indemnity Agreement, and the Employment, Confidential Information, Nondisclosure, Nonsolicitation, Noncompetition and Invention Assignment Agreement annexed hereto as Exhibit A, this Agreement constitutes the complete understanding between the Executive and the Company with respect to the subject matter addressed herein, and it supersedes and replaces all prior negotiations and all agreements, proposed or otherwise, whether written or oral, concerning the Executive's employment with the Company. Any representation, promise or agreement not specifically included in this Agreement shall not be binding upon or enforceable against either party. This is a fully integrated Agreement.

     14. Modification of this Agreement. This Agreement may be extended,
         ------------------------------
amended, modified or supplemented only by a writing signed by the Executive and by a duly authorized representative of the Company; provided that such modification is approved by the Board.

     15. Waivers. Any waiver of the performance of the terms or provisions of
         -------
this Agreement shall be effective only if in writing and signed by the party against whom such waiver is to be enforced. The failure of either party to exercise any of his or its rights under this Agreement or to require the performance of any term or provision of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent a subsequent exercise or enforcement of such rights or be deemed a waiver of any subsequent breach of the same or any other term of provision of this Agreement.

     16. Notices. Any notice required or permitted to be given under this
         -------
Agreement shall be in writing and shall be deemed given when personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, to the Executive's residence (as noted in the Company's records), or to the Company's General Counsel at the Company's principal office, as the case may be.

     17. Assignment and Transfer. The Executive's rights and obligations under
         -----------------------
this Agreement shall not be transferable by assignment or otherwise, and any purported assignment, transfer or delegation thereof shall be void. This Agreement shall inure to the benefit of, and be binding upon and enforceable by, any purchaser of substantially all of the Company's assets, any corporate successor to the Company or any assignee thereof.

     18. Governing Law. This Agreement shall be governed by and construed and
         -------------
enforced in accordance with the laws of the State of Connecticut without regard to conflict of law principles.

     19. Indemnification. The Company shall indemnify the Executive for all
         ---------------
costs and disbursements (including reasonable attorneys' fees) incurred by him
(i) in connection with the negotiation of this Agreement; provided such amount does not exceed $5,000 and such amount is substantiated by appropriate documentation in a form satisfactory to the Company, and (ii) in connection with any material breach by the Company of its obligations under this Agreement and his enforcement of the terms of this Agreement, if a court of competent jurisdiction finally determines that the Company materially breached its obligations hereunder.

     20. No Mitigation/No Setoff. The Executive shall not be required to
         -----------------------
mitigate amounts payable hereunder by seeking other employment or otherwise. Furthermore, except as provided in Section 8(b), the Company shall have no right to offset any amounts owed by the Executive to the Company and the Company shall make all of the payments provided for in this Agreement in a reasonably prompt manner.

     21. Authority. The execution, delivery and performance of this Agreement
         ---------
has been duly authorized by the Company and this Agreement represents the valid, legal and binding obligation of the Company, enforceable against the Company according to its terms.

     22. Counterparts. This Agreement may be executed in counterparts, each of
         ------------
which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                MODEM MEDIA, INC.

                                                By: /s/ Sloane Levy
                                                    -------------------------

                                                MARC C. PARTICELLI

                                                By: /s/ Marc C. Particelli

                                   Schedule A
                                   ----------

Mr. Particelli is a member of the Board of Directors of the following companies:

1)  Caribbean Restaurants, Inc.
2)  Oreck Corporation
3)  Progressive Moulded Products, Ltd.
4)  EPIX